UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

OXO, Inc

(Exact name of registrant as specified in its charter)

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Wyoming	000-56851	39-3653314
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1155 Market Street, Unit 99
San Francisco, California 94103

(Address of Principal Executive Offices) (Zip Code)

(213) 827-6863

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	OTHER EVENTS.

As part of the Company's continuing commercialization strategy and operational development initiatives, management has expanded the Company's data engineering, technical integration, and customer-facing revenue infrastructure. Effective July 2, 2026, the Company appointed Mr. Scott David Miller as Product & Analytics Lead.

Mr. Miller will oversee product integration, localized consumer behavioral analytics pipelines, internal metrics reporting, data onboarding operations, and technical customer success initiatives.

Effective July 3, 2026, the Company appointed Mr. Thomas Bennett as Data Science / Modeling Lead. Mr. Bennett will oversee enterprise-level machine learning model validation, deployment frameworks for the Company's MMM Neural platform, analytical integrity benchmarks, and technical partner development initiatives.

The Company believes these strategic appointments significantly strengthen its core technical capabilities, supporting the scalable expansion of complex data enterprise relationships and advanced software product rollouts.

Furthermore, management continues its systematic evaluation of prospective independent directors and specialized advisory board candidates to scale long-term public governance frameworks and expand robust internal control matrices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OXO, Inc.

By	/s/ Aleksejus Klimanovas
Name: Aleksejus Klimanovas Title: Chief Executive Officer

Date: July 6, 2026

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